Exhibit 99.1

Ritter Pharmaceuticals Reports Third Quarter 2016 Financial Results and Provides Business Update

LOS ANGELES (November 7, 2016) – Ritter Pharmaceuticals, Inc. (NASDAQ: RTTR) (“Ritter Pharmaceuticals” or the “Company”), a pharmaceutical company developing novel therapeutic products that modulate the human gut microbiome to treat gastrointestinal diseases, today reported financial results and a business update for the third quarter ending September 30, 2016.

Recent Highlights

●	Completed last patient dosing and all monitoring visits in its Phase 2b/3 clinical trial of RP-G28 for the treatment of lactose intolerance on schedule;

●	Topline results of the trial are expected to be announced in the first quarter of 2017;

●	Initiated a 12-month extension study to evaluate the long-term durability of RP-G28 on a subset of Phase 2b/3 clinical trial patients; and

●	Raised gross proceeds of approximately $5,000,000, in an underwritten public offering to support operations and other general corporate purposes.

“The recent months have been of significant importance to Ritter Pharmaceuticals and the development of RP-G28 for the treatment of lactose intolerance,” said Andrew J. Ritter, Co-Founder and President of Ritter Pharmaceuticals. “Notably, we completed patient dosing and monitoring in our Phase 2b/3 clinical trial of RP-G28, which enrolled 377 patients. We accomplished this in less than eight months, which was within the timeline we had laid out for investors, keeping us on path for data announcement in Q1 2017. Not only does this demonstrate solid execution by our clinical team, but it also underscores the significant patient need for a lactose intolerance treatment.”

In the United States alone, lactose intolerance is a large and underserved market with over 40 million Americans suffering from the condition. Current spending on over-the-counter lactose intolerance aids in the United States is estimated at approximately $2.45 billion, but no product on the market today provides reliable or long-term relief. Globally, over a staggering 1 billion individuals suffer from lactose intolerance.

Michael Step, Chief Executive Officer of Ritter Pharmaceuticals further added, “We successfully raised approximately $5 million in the month of October in a follow-on offering, extending our cash runway based on our current cash burn. With the completion of our successful financing and a very significant milestone on the horizon, we are excited about the Company’s prospects in 2017 and beyond.”

Third Quarter 2016 Financial Results

For the third quarter of 2016, Ritter Pharmaceuticals reported a net loss attributable to common stockholders of approximately $3.5 million compared to a net loss of approximately $3.1 million for the third quarter of 2015. Basic and diluted net loss per share was $0.41 for the three months ended September 30, 2016 compared to basic and diluted net loss per share of $0.40 for the same period in 2015.

Research and development expenses totaled approximately $2.3 million for the quarter ended September 30, 2016 compared to approximately $1.5 million for the comparable period in 2015. This increase was primarily attributable to the Phase 2b/3 clinical trial that was ongoing during the quarter.

General and administrative expenses for the third quarter of 2016 were approximately $1.1 million compared to approximately $1.6 million for the third quarter of 2015. This decrease was primarily due to a decrease of approximately $0.5 million in stock-based compensation expense for the third quarter of 2016 as compared to the third quarter of 2015.

Total operating expenses for the third quarter of 2016 were approximately $3.5 million, compared to approximately $3.1 for the previous year period.

As of September 30, 2016, Ritter Pharmaceuticals had cash and cash equivalents of approximately $8.5 million.

About Ritter Pharmaceuticals

Ritter Pharmaceuticals, Inc. develops novel therapeutic products that modulate the human gut microbiome to treat gastrointestinal diseases. The Company is advancing human gut health research by exploring the metabolic capacity of gut microbiota, and translating the functionality of these microbiome modulators into safe and effective applications. The Company’s lead drug candidate, RP-G28, has the potential to become the first FDA-approved drug for lactose intolerance, a condition that affects more than one billion people worldwide.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to our release of topline results from our Phase 2b/3 clinical trial of RP-G28. Management believes that these forward-looking statements are reasonable as and when made. However, such statements involve a number of known and unknown risks and uncertainties that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the drug development process generally, including the outcomes of planned clinical trials and the regulatory review process. For a discussion of certain risks and uncertainties affecting Ritter Pharmaceuticals’ forward-looking statements, please review the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2015 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. These statements are based on management’s current expectations and Ritter Pharmaceuticals does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law.

Contacts
Investor Contact:

David Burke

dburke@theruthgroup.com

(646) 536-7009

Media Contact:

Chris Hippolyte

chippolyte@theruthgroup.com

646.536.7023

RITTER PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating costs and expenses:
Research and development	$2,348,755	$1,505,116	$7,112,177	$1,584,086
Patent costs	98,908	47,611	199,888	160,033
General and administrative	1,091,647	1,555,938	3,533,608	4,860,676
Total operating costs and expenses	3,539,310	3,108,665	10,845,673	6,604,795
Operating loss	(3,539,310)	(3,108,665)	(10,845,673)	(6,604,795)

Other income:
Interest income	13,239	18,853	50,466	23,157
Other income	—	9,590	1,214	16,682
Total other income	13,239	28,443	51,680	39,839
Net loss	$(3,526,071)	$(3,080,222)	$(10,793,993)	$(6,564,956)
Cumulative preferred stock dividends	—	—	—	(327,569)
Accretion of discount on Series C preferred stock	—	—	—	(63,283)
Net loss applicable to common shareholders	$(3,526,071)	$(3,080,222)	$(10,793,993)	$(6,955,808)
Net loss per common share ― basic and diluted	$(0.41)	$(0.40)	$(1.26)	$(2.35)
Weighted-average common shares outstanding — basic and diluted	8,585,406	7,792,050	8,584,442	2,961,263

RITTER PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

	September 30, 2016	December 31, 2015
		(audited)
ASSETS
Current assets
Cash and cash equivalents	$8,452,128	$15,819,566
Prepaid expenses	246,228	189,136
Total current assets	8,698,356	16,008,702

Other assets	10,326	10,326
Property and equipment, net	24,857	20,688
Total Assets	$8,733,539	$16,039,716

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,870,379	$739,357
Accrued expenses	907,934	614,141
Other liabilities	14,064	1,223
Total current liabilities	3,792,377	1,354,721

Stockholders’ equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value; 25,000,000 shares authorized; 8,592,912 and 8,582,004 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	8,593	8,582
Additional paid-in capital	42,809,504	41,759,355
Accumulated deficit	(37,876,935)	(27,082,942)
Total stockholders’ equity	4,941,162	14,684,995

Total Liabilities and Stockholders’ Equity	$8,733,539	$16,039,716